UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

CAMDEN NATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Camden National Corporation announced today that it has chosen not to apply for funds through the U.S. Treasury Department’s Capital Purchase Program (CPP). The program is part of the federal government’s Troubled Assets Relief Program (TARP) approved by Congress in October to strengthen the banking system by providing banks with additional capital to increase lending capabilities.

“After a careful review of Camden’s strategic plan, its capital position, and the constraints and uncertainties of the U.S Treasury’s Capital Purchase Program, we have elected not to apply or participate in the program,” said Robert W. Daigle, president and chief executive officer.

Daigle further stated, “Financial institutions that participate in the Capital Purchase Program will be restricted in their ability to increase common share dividends or repurchase common shares. We do not believe it is advisable to restrict our dividend growth or capital management. In our view, there also remain too many unknowns within the program for us to prudently enter the program.”

At September 30, 2008, the Company was well capitalized according to bank regulatory requirements with a Tier 1 leverage capital ratio of 7.11%, a Tier 1 risk based capital ratio of 11.01% and a total risk based capital ratio of 12.19%. All of these ratios are well in excess of the regulatory minimums.

Forward-Looking Information

This 8K filing contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: changes in general, national or regional economic conditions; changes in loan default and charge-off rates; reductions in deposit levels necessitating increased borrowing to fund loans and investments; changes in interest rates; changes in laws and regulations; changes in the size and nature of the Company’s competition; and changes in the assumptions used in making such forward-looking statements. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this 8K filing, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Deborah A. Jordan	Date: November 20, 2008
Deborah A. Jordan
Chief Financial Officer and Principal Financial & Accounting Officer